Corporate Headquarters — One Eagle Square, Suite 509, Concord, NH 03301
Telephone (603) 224-1117	Fax (603) 224-6673
Contact: Brian A. Byrne
FOR IMMEDIATE RELEASE
Aavid Thermal Technologies, Inc. Announces Fourth Quarter Results
CONCORD, NH—February 16, 2006—Aavid Thermal Technologies, Inc.(the “Company” or “Aavid”), a leading developer of computational fluid dynamics software and provider of thermal management solutions, today announced preliminary and unaudited operating results for its fourth quarter and fiscal year ended December 31, 2005. For the fourth quarter of 2005, the Company’s total sales were $68.1 million, or $8.8 million higher than the $59.3 million in sales for the fourth quarter of 2004. Sales for the Company’s software subsidiary, Fluent Inc. (“Fluent”), were $32.1 million, or 13.2 % higher than the $28.4 million in sales reported for the fourth quarter of 2004. Fourth quarter sales for the Company’s thermal management products operation Aavid Thermalloy, LLC (“Aavid Thermalloy”) totaled $36.0 million, or 16.6% higher than the $30.9 million in sales reported for the fourth quarter of 2004.
     The Company’s operating income for the fourth quarter of 2005 was $8.4 million, or 9.3 % higher than the $7.7 million of operating income for the fourth quarter of 2004. Fluent’s operating income was $8.9 million in the fourth quarter of 2005, or 38.8% higher than the $6.4 million of operating income reported for the fourth quarter of 2004. Aavid Thermalloy experienced a fourth quarter operating loss of $0.6 million, compared to operating income of $1.5 million reported for the fourth quarter of 2004.
     The Company’s sales for the year ended December 31, 2005 increased 12.9% to $256.5 million from approximately $227.1 million in 2004. Fluent’s sales for 2005 were $121.9 million, or 16.7% higher than the $104.4 million reported for 2004. Sales for Aavid Thermalloy for 2005 totaled $134.6 million, representing a 9.7% increase from the $122.7 million in sales for 2004.
     The Company’s operating income for 2005 totaled $34.9 million, representing a 19.0% increase from the $29.3 million reported for 2004. Fluent’s operating income for 2005 totaled $32.0 million, or 27.7% higher than 2004 operating income of $25.1 million. Operating income for Aavid Thermalloy totaled $3.0 million for 2005, or 39.4% lower than the $5.0 million of operating income reported for 2004. Company depreciation and amortization for 2005 was $9.7 million, or a decrease of $0.2 million from the $9.9 million for 2004. Depreciation and amortization for Fluent was $3.0 million in both 2005 and 2004. Depreciation and amortization for Aavid Thermalloy was $4.7 million in 2005 and $5.0 million reported in 2004. The attached financial schedules further describe the business performance presented in this release.
Company Background
     Aavid is a leading developer and marketer of computational fluid dynamics (“CFD”) software and a global provider of thermal management solutions for electronic products. Each of these businesses has an established reputation for high product quality, service excellence and engineering innovation in its market. CFD software is used in complex computer-generated modeling of fluid flows, heat and mass transfer and chemical reactions. Fluent’s CFD software is used in a variety of industries, including the automotive, aerospace, chemical processing, power generation, material processing, electronics and HVAC industries.
     Aavid Thermalloy designs, manufactures and distributes on a worldwide basis thermal management products that dissipate unwanted heat, which can degrade system performance and reliability, from microprocessors and industrial electronics products.
     Overall, the Company services a highly diversified base of national and international customers including OEMs, distributors, and contract manufacturers through a highly integrated network of software, development, manufacturing, sales and distribution locations throughout North America, Europe, and the Far East.
     Additional information on Aavid is available on the World Wide Web at http://www.aatt.com.
“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
     The matters discussed in this release contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and information relating to the Company that is based on the beliefs of the management of the Company, as well as assumptions made by and information currently available to the management of the Company. The words “estimate,” “project,” “believe,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events, and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Summary Financial Statements Attached

Aavid Thermal Technologies, Inc.
Summary Financial Statements
Quarter and Year Ended December 31, 2005
Consolidated Statements of Operations

			Year Ended	Year Ended
	Quarter Ended	Quarter Ended	December 31,	December 31,
	Dec 31, 2005	Dec 31, 2004	2005	2004
	(Unaudited)	(Unaudited)	(Unaudited)	(Historical)
(in thousands)

Net sales	$68,128	$59,265	$256,488	$227,131

Cost of goods sold	33,915	28,320	127,382	112,232

Gross profit	34,213	30,945	129,106	114,899

S,G&A expenses	19,092	18,348	73,757	68,924
Asset impairment charge	1,861	—	1,861	—
Restructuring credit	—	(6)	—	(6)
Research and development	4,840	4,896	18,603	16,658

Operating income	8,420	7,707	34,885	29,323

Interest expense, net	(4,462)	(4,328)	(18,261)	(17,940)
Other (expense) income, net	(109)	704	(323)	1,077

Income before taxes	3,849	4,083	16,301	12,460

Income tax expense	(1,227)	(1,243)	(8,747)	(4,807)

Net income	$2,622	$2,840	$7,554	$7,653

Consolidated Condensed
Balance Sheets

	December 31,	December 31,
	2005	2004
(in thousands)	(Unaudited)	(Historical)

ASSETS

Cash	$40,968	$28,312
Accounts receivable	53,972	48,234
Inventory	13,082	12,745
Property, plant and equipment	25,669	28,296
Goodwill, net	39,433	40,026
Other assets	11,388	14,077

Total assets	$184,512	$171,690

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ DEFICIT

Accounts payable	26,292	19,657
Accrued expenses	29,972	30,707
Lines of credit	7,658	6,472
Term loans	3,664	8,638
12 3/4% senior subordinated notes	122,687	121,777
Other debt	1,382	1,580
Deferred revenue	44,858	43,136
Accrued taxes	8,599	6,411
Deferred taxes	187	366

Total liabilities	245,299	238,744

Minority interest in consolidated subsidiaries	585	585

Preferred stock	—	—
Common stock	—	—
Warrants	3,764	3,764
Additional paid in capital	188,007	188,007
Cumulative translation Adjustment	(2,353)	(1,066)
Accumulated Deficit	(250,790)	(258,344)

Total stockholders’ deficit	(61,372)	(67,639)

Total liabilities, minority interest and stockholders’ deficit	$184,512	$171,690

Consolidated Condensed Statements of Cash Flows

	Year Ended	Year Ended
	Dec 31,	Dec 31,
	2005	2004
	(Unaudited)	(Historical)
(in thousands)
Net Income	$7,554	$7,653

Depreciation	6,812	7,256
Amortization and accretion	2,932	2,680
Accounts receivable	(8,665)	(7,523)
Inventories	(815)	(2,743)
Accounts payable	6,896	6,270
Deferred revenue	4,925	4,210
Other operating cash flows	3,580	7,125

Total cash flows from operations	23,219	24,928

Purchase of property, plant and equipment	(4,443)	(5,440)
Proceeds from sale of property	40	48
Payments for acquisitions	—	(3,041)

Total cash flows from investing activities	(4,403)	(8,433)

Advances (repayments) under line of credit	1,221	(538)
Advances under other debt obligations	547	—
Repayments other debt obligations	(6,569)	(2,396)

Cash flows from financing activities	(4,801)	(2,934)

Foreign exchange effect	(1,359)	(480)

Net increase (decrease) in cash	12,656	13,081
Cash at beginning of year	28,312	15,231

Cash at end of year	$40,968	$28,312